UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 23, 2021

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40747	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AUID	The Nasdaq Capital Market

Item 1.01. Entry Into a Material Definitive Agreement.

On August 23, 2021, Ipsidy Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative (the “Representative”) of the underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), related to the Company’s public offering (the “Offering”) of 1,428,571 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.0001 per share, at a public offering price of $7.00 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 45 days, to purchase up to an additional 214,285 shares (the “Option Shares” and together with the Underwritten Shares, the “Shares”) of common stock to cover over-allotments, if any, at the public offering price per Underwritten Share, less the underwriting discount.

The offer and sale of the Shares by the Company is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-257453) (as amended, the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and the final prospectus being filed with the SEC pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement was declared effective by the SEC on August 23, 2021. The closing of the Offering is expected to take place on August 26, 2021 for the Underwritten Shares. The net proceeds to the Company from the Offering, after deducting the underwriting discount and the underwriters’ fees and expenses were $8,900,000. The Company intends to use the net proceeds from the Offering for investment in software product and platform development and artificial intelligence, expanding our business development and sales and marketing capabilities and working capital and general corporate purposes.

Also under the terms of the Underwriting Agreement, the Company, upon closing of the Offering, issued to the underwriters warrants (the “Representative’s Warrants”) to purchase an aggregate of 64,286 shares of common stock (4.5% of the total shares issued in the Offering). The Representative’s Warrants are exercisable at a per share price of $8.75 (equal to 125% of the Offering price of the Company’s common stock). The Representative’s Warrants are exercisable for a term of four and one half years beginning on February 23, 2022.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties and are not intended as a source for investors and the public to obtain factual information about the current state of affairs of the parties to such document. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The Company and the Company’s officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of the Company’s common stock or other securities convertible into or exercisable or exchangeable for shares of the Company’s common stock for a period of 180 days after the effective date of the registration statement for this offering without the prior written consent of the Representative.

Item 8.01. Other Events.

On August 23, 2021, the Company issued a press release announcing the pricing of the Offering. The Underwriting Agreement and the Press Release are filed as Exhibit 1.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and the description of the material terms of the Underwriting Agreement and the Press Release are qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Index of Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated August 23, 2021
99.1	Press Release dated August 23, 2021
[104	Cover Page Interactive Data File (embedded within the Inline XBRL document)]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: August 24, 2021	By:	/s/Stuart P. Stoller
	Name:	Stuart P. Stoller
	Title:	Chief Financial Officer

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